Exhibit 77(D)
Morgan Stanley Universal Institutional Funds, Inc.
Emerging Markets Equity Portfolio

      Effective May 1, 2007, the Morgan Stanley Universal Institutional Funds, Inc. Emerging Markets Equity Portfolio may invest up to 10% of its net assets in foreign real estate companies.

Exhibit 77(D)
Morgan Stanley Universal Institutional Funds, Inc.
Mid Cap Growth Portfolio

      Effective May 1, 2007, the Morgan Stanley Universal Institutional Funds, Inc. Mid Cap Growth Portfolio may invest up to 10% of its net assets in real estate investment trusts ("REITs").

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